UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36099

Delaware	461315605
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

301 Harper Drive, Suite 110

Moorestown, NJ 08057

(Address of principal executive offices, including zip code)

877.870.7005

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2015, Mr. Robert Salcetti, a member of the Board of Directors (the “Board”) of Cherry Hill Mortgage Investment Corporation (the “Company”) since completion of the Company’s initial public offering in October 2013, informed the Board of his decision not to stand for re-election at the Company’s 2015 Annual Meeting of Stockholders to be held on June 10, 2015 (the “Annual Meeting”). Mr. Salcetti’s decision not to stand for re-election was not the result of any disagreement with the Company, the Board or the Company’s management. Mr. Salcetti will continue to serve as a director, as a member of the Board’s Audit and Nominating and Corporate Governance Committees and as Chairman of the Company’s Compensation Committee until his current term expires at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHERRY HILL MORTGAGE INVESTMENT CORPORATION

Date: April 2, 2015	By:	/s/ Martin Levine
	Name:	Martin Levine
	Title:	Chief Financial Officer